EX-23.1  UHY CONSENT INCORPORATION OF FORM S-8
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 22, 2009, except with respect to the matters discussed in Notes 1, 8 and 10, as to which the date is
February 16, 2010, accompanying the consolidated financial statements included in the annual report of Ecology Coatings, Inc. and Subsidiary on
Form 10-K/A for the year ended September 30, 2009.  We hereby consent to incorporation by reference of said report into the Registration Statment of Ecology Coatings, Inc. of Form S-8 (File No. 333-91436) effective April 9, 2009.

/s/ UHY LLP
Southfield, Michigan
July 7, 2010